UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2016

333-162084

 Commission File Number

Champion Pain Care Corporation

(Exact name of registrant as specified in its charter)

Delaware	27-0625383
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

48 Wall Street New York, NY	10005
(Address of principal executive offices)	(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Credit Facility Agreement

On December 1, 2016 (the “Effective Date”), we closed on a Senior Secured Credit Facility Agreement (the "Credit Agreement") with TCA Global Credit Master Fund, LP (“TCA”), a Cayman Islands limited partnership. Pursuant to the Credit Agreement, TCA has extended a credit facility to us of up to a maximum amount of $13,000,000 with Champion Care Corporation of Toronto, Ontario, Canada acting as the Guarantor to the Credit Agreement. An initial loan amount of $6,500,000 was authorized by TCA with $3,105,775 (“Initial Advance”) funded on the date of closing for the acquisition of assets of 2 pain management clinics in Florida and working capital. At closing, we paid TCA a transaction advisory fee of $130,000, a due diligence fee of $12,500, document review and legal fees of $30,000 and other fees including documentary stamp taxes, UCC search fees and other fees totaling $11,450, leaving $3,210,275 held in reserve for the acquisition of at least one additional clinic and additional working capital.

We have also agreed to pay TCA an advisory fee of $8,500,000 for advisory services (the “Advisory Fee”) by making cash payments and, within 45 days after the Effective Date, issuing to TCA 10,000,000 shares of Series A Preferred Stock (the “Advisory Fee Shares”) which can be converted into common shares. TCA is not permitted to convert all or any portion of the Advisory Fee Shares to the extent that the shares of our common stock that it would receive upon the conversion are in excess of 4.99% of our issued and outstanding shares of common stock after the conversion, subject to TCA’s right to waive this provision upon 61 days prior notice to us. Should TCA elect to convert the Advisory Fee Shares, in the event the net dollar amount realized by TCA on the sale of the Advisory Fee Shares in addition to any cash payments previously made by us in payment of the Advisory Fee, we are required to make up the difference in what TCA netted and the Advisory Fee by issuing additional Advisory Fee Shares. We also have the right to redeem any Advisory Fee Shares and Series A Conversion Shares equal to the value of the Advisory Fee and, after such redemption, TCA is obligated to return any shares that remain.

For the Initial Advance, the term of the Credit Agreement (the “Term”) is eighteen months with (i) payments of $200,000 per month for the first four months comprised of interest and the Advisory Fee; (ii) payments of $362,268 per month for the next five months comprised of interest, principal payments and the Advisory Fee; and (iii) thereafter, payments of $262,268 comprised of interest and principal payments only. If we draw down more of the Initial Loan, the repayment terms will be revised. In a Side Letter to the Credit Agreement, we have the option until December 14, 2016 to draw down the $3,210,275 held in reserve and extend the Term to twenty four months. If we accept that option, are not in default and TCA agrees to the extension, the Advisory Fee would be increased to $11,500,000. The monthly payments of $200,000 for the interest and Advisory Fee only would be extended for an additional five months and, thereafter, the monthly payments for principal, and interest would be revised.

The $6,500,000 of additional funding may be requested by us if we are not in default of any of the terms of the Credit Agreement and is subject to TCA’s approval of the use of funds. If granted, we will pay TCA an additional transaction advisory fee equal to 2% of any such increase. During the term of the Credit Agreement, we are prohibited from incurring any indebtedness other than in connection with the Credit Agreement or as otherwise approved by TCA.

The amounts borrowed pursuant to the Credit Agreement are evidenced by a Convertible Promissory Note (the "Note") from us in the principal amount of $6,500,000. The Note bears interest at the rate of 18% per annum, increasing to 22% per annum upon the occurrence of an event of default, and matures on the earlier of eighteen months from the closing date, upon an event of default or at some later date if an extension is requested by us and granted by TCA. We have the right to prepay the loan in whole or in part subject to a prepayment penalty of 5% of the Initial Loan if we prepay the loan within 90 days of the Effective Date.

The Note is convertible, in the event of a default or by mutual agreement between TCA and us, into shares of our common stock at a variable conversion price equal to 85% of the lowest of the daily volume weighted average price of our common stock during the five business days preceding the conversion date. TCA is not permitted to convert all or any portion of the Note to the extent that the shares of our common stock that it would receive upon the conversion are in excess of 4.99% of our issued and outstanding shares of common stock after the conversion, subject to its right to waive this provision upon 61 days prior notice to us. Should TCA elect to convert the Note, in the event the net amount realized by it is less than the conversion amount of the Note, we are subject to make-whole rights which will require us to issue TCA additional shares of our common stock.

Under the terms of a Security Agreement, we and Champion Toronto granted TCA a first position, blanket security interest in our assets and those of Champion Toronto to secure the payment of the loan. We also pledged the shares of common stock held by our Directors, Officers, their spouses who hold shares and Champion Toronto under the terms of a Pledge and Escrow Agreement. Our Directors, Officers and Champion Toronto also entered into a Subordination of Loans Agreement subordinating their loans to the TCA loans.

Within 45 days after the Effective Date, we will issue to TCA a single share of Series B Super Voting Preferred Stock (“Series B Preferred Stock”) which will allow TCA to appoint an additional Director to the Board of Directors and remove or replace that Director. TCA, as the holder of the Series B Preferred Stock, shall be entitled to vote on all matters subject to a vote or written consent of the holders of our Common Stock, and on all such matters, the share of Series B Preferred Stock shall be entitled to that number of votes equal to the number of votes of all issued and outstanding shares of Common Stock and all other securities of ours on a fully diluted basis, plus one million (1,000,000) votes.

The issuance of the Series A and Series B Preferred Stock requires an amendment to our Certificate of Incorporation which has been initiated by the filing of a Preliminary Schedule 14C to that effect on December 5, 2016, seeking to amend our Certificate of Incorporation to authorize the issuance of 10,000,001 Preferred Shares. The rights and preferences for the Series A and Series B Preferred Stock are provided in the Certificates of Designation, Rights and Preferences attached as Exhibits to this Form 8-K.

TCA is an accredited investor and the issuance of the preferred shares and any common shares to be issued are exempt from registration under the Securities Act of 1933, as amended, in reliance on an exemption provided by Section 4(a)(2) of that act.

The foregoing descriptions of the Credit Agreement, Convertible Promissory Note, Security Agreement, Pledge and Escrow Agreement, the Subordination of Loans Agreement, the Side Letter, Certificate of Designation of the Series A Preferred Stock and Certificate of Designation of the Series B Preferred Stock are qualified in their entirety by reference to these agreements which are filed as Exhibits 10.14, 10.15, 10.16. 10.17, 10.18, 10.19, 10.20 and 10.21, respectively, to this report.

Clinic Acquisitions

On December 1, 2016, we closed on the acquisition of the assets of two pain management businesses in Florida with combined revenues of $2,114,135 for 2015. The total acquisition price for the two clinics was $2,794,775. One clinic, located in St. Augustine, was acquired from Dr. Elana Stanescu and Dr. Jyoti Patel.  The second clinic, located in Palatka, was acquired from Dr. Robert Silvera. The doctors have entered into employment agreements with the Company and are obligated to remain with the clinics for a minimum of two years.

The Company funded the acquisitions with the proceeds of is Credit Facility set forth in Item 1.01 hereof.

The foregoing description of the acquisitions is a summary only and is qualified in its entirety by reference to the complete text of the acquisition agreements which are filed herewith as Exhibits 10.22 and 10.23 and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Discussion in Item 1.01

Item 3.02 Unregistered Sales of Equity Securities

The disclosure in Item 1.01 relating to the Promissory Note and Advisory Fee Shares is incorporated herein by reference. TCA is an accredited investor and the issuance of the Promissory Note, the preferred shares and any common shares to be issued are exempt from registration under Section 4(a) (2) of the Securities Act of 1933, as amended.

Item 7.01 Regulation FD Disclosure.

On December 5, 2016, we issued a press release announcing (i) the signing and closing of the Credit Agreement with TCA and (ii) the acquisition of two pain management clinics in the state of Florida, a copy of which is furnished as Exhibit 99.1 to this report.

Pursuant to General Instruction B.2 of Form 8-K, the information in this Item 7.01 of Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise be subject to the liabilities of that section, nor is it incorporated by reference into any filing of Champion Pain Care Corporation under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Financial statements of the acquired businesses are not included in this Form 8-K report. Such financial statements will be filed within 71 calendar days after the date on which this Form 8-K report is required to be filed.

(b) Pro Forma Financial Information.

Pro forma financial information relative to the acquired businesses is not included in this Form 8-K report. Such pro forma financial information will be filed within 71 calendar days after the date on which this Form 8-K is required to be filed.

(d) Exhibits - In the form of:

10.14

Senior Secured Credit Facility Agreement in the Maximum Amount of US$13,000,000, dated March 31, 2016, effective December 1, 2016, by and among Champion Pain Care Corporation, as Borrower, Champion Care Corp., as Guarantor, and TCA Global Credit Master Fund, LP, as Lender.

10.15	Convertible Promissory Note in the principal amount of $6,500,000 issued March 31, 2016 effective December 1, 2016, by and between Champion Pain Care Corporation and TCA Global Credit Master Fund, LP.
10.16	Security Agreement dated March 31, 2016 effective December 1, 2016, by and between Champion Pain Care Corporation and TCA Global Credit Master Fund, LP.
10.17

Pledge and Escrow Agreement entered into as of July 31, 2016, effective December 1, 2016, by and between Champion Care Corp., Garland A. Brown Jr., Mark H. Conner, Emil Schiller, Terrance Owen, Jack Fishman, Patricia Genereaux, Sheena Sim, and Mary Anne Youngson, and TCA Global Credit Master Fund, LP.

10.18

Subordination of Loans Agreement as of May 31, 2016, effective December 1, 2016, by and between Champion Care Corp., Garland A. Brown Jr., Mark H. Conner, Terrance Owen, Nanotech Systems Inc, 503213 BC Ltd. and TCA Global Credit Master Fund, LP

10.19	Side Letter to the Senior Secured Credit Facility Agreement dated March 31, 2016, effective December 1, 2016, provided by Champion Pain Care Corporation and Champion Care Corp.
10.20*

Form of Certificate of Designation of the Preferences, Rights, Limitations, Qualifications and Restrictions of the Series A Preferred Stock of Champion Pain Care Corporation adopted by the Board of Directors of Corporation Pain Care Corporation on November 10, 2016 which will be effective upon the filing of an amendment to our Certificate of Incorporation.

10.21*

Form of Certificate of Designation of the Preferences, Rights, Limitations, Qualifications and Restrictions of the Series B Preferred Stock of Champion Pain Care Corporation adopted by the Board of Directors of Corporation Pain Care Corporation on November 10, 2016 which will be effective upon the filing of an amendment to our Certificate of Incorporation.

10.22	Asset Purchase Agreement between Champion Pain Care Corporation and Physimed, P.A., effective December 1, 2016.
10.23	Asset Purchase Agreement between Champion Pain Care Corporation and OUCH, P.A., dba The Physicians Pain Center, effective December 1, 2016.
99.1*	Press release dated December 5, 2016.

*To be filed by amendment to this Form 8-K

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHAMPION PAIN CARE CORPORATION

Date: December 5, 2016	By:	/s/ Terrance Owen
	Name:	Terrance Owen
	Title:	CFO

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